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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                                  APRIL 6, 2000
                                 Date of Report
                        (Date of Earliest Event Reported)


                        SCIENTIFIC FUEL TECHNOLOGY, INC.
             (Exact name of Registrant as Specified in its Charter)

                               6336 WILSHIRE BLVD.
                              LOS ANGELES, CA 90048
                    (Address of Principal Executive Offices)

                                 (323) 658-4205
                         (Registrant's Telephone Number)

                               1203 HEALING WATERS
                               LAS VEGAS, NV 89031
                        (Former name and former address)


NEVADA                            0-28685                    88-0441551
(State or other jurisdiction)     (Commission File           (IRS Employer
of incorporation)                 File Number)               Identification No.)


ITEM 1. CHANGES IN CONTROL OF REGISTRANT.


      (a) Pursuant to an Agreement and Plan of Reorganization dated as of April 6, 2000 ("Agreement") by and between Vertical Computer Systems, Inc., a Delaware corporation ("VCSY") and Anthony DeMint, a resident of the state of Nevada.("DeMint"), VCSY acquired from DeMint on April 6, 2000 10,000,000 common shares of Scientific Fuel Technology, Inc. ("Registrant") in exchange for 2,000,000 newly issued common shares of VCSY. The VCSY shares were issued from its authorized but unissued capital stock reserve. The 10,000,000 common shares of Registrant purchased by VCSY represent 100% of the issued and outstanding shares of Registrant on a fully diluted basis.

      Prior to the execution of the Agreement, control of the Registrant was held by DeMint who owned 100% of the issued and outstanding shares.
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ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

      On April 6, 2000, Anthony DeMint resigned as the director and officer of the Registrant. Richard Wade was appointed the director and elected President, Secretary and Treasurer of the Registrant.


ITEM 7. EXHIBITS.

2.1 Agreement and Plan of Reorganization Dated April 6, 2000 By and Among Vertical Computer Systems, Inc. and Anthony DeMint



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    SCIENTIFIC FUEL TECHNOLOGY, INC.



                                    BY  /s/ RICHARD WADE, PRESIDENT
                                    -------------------------------


DATE: APRIL 20, 2000